UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2026

REALLOYS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7280 W. Palmetto Park Rd., Suite 302N Boca Raton, FL	33433
(Address of principal executive offices)	(Zip Code)

972-726-9203

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALOY	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2026, REalloys Inc. (the “Company”) entered into that certain Rare Earth Product Offtake Agreement (the “Agreement”) with Critical Metals Corp, a company organized under the laws of the British Virgin Islands (“Critical Metals”), effective as of May 15, 2026 (the “Effective Date”).

The Agreement provides for the supply by Critical Metals, through its affiliate Tanbreez Mining Greenland A/S (“Tanbreez Mining”), of eudialyte-derived rare earth element concentrate (the “Product”) produced from the initial production phase (“Phase 1”) of the Tanbreez rare earth element mining and processing project located in southern Greenland and developed by Critical Metals through Tanbreez Mining (the “Project”).

The Agreement has an initial term of 15 years (the “Initial Term”) commencing on the date on which the parties reach mutual agreement regarding certain post-qualification matters, including agreed minimum specifications and product qualification requirements (the “Supply Start Date”). On or before the date falling 18 months before the expiry of the Initial Term, the parties shall enter into good faith discussions regarding any extension of the Initial Term. If the Supply Start Date has not occurred within five years following the Effective Date, either party may terminate the Agreement, pursuant to the terms thereof.

Pursuant to the Agreement, the Company is committed to purchase, and Critical Metals is committed to supply, 15% of the monthly Phase 1 production of rare earth element concentrate from the Project, subject to a per-delivery variance of plus or minus 5% (the “Monthly Committed Quantity”), provided that such quantity shall not in any calendar month exceed one-twelfth of 15% of 15,000 metric tons. The Monthly Committed Quantity shall be delivered in one or more shipments throughout each month (each, a “Shipment”), each in accordance with a monthly delivery schedule to be delivered by Critical Metals. The Company has no binding obligation to take delivery of quantities in excess of the Monthly Committed Quantity unless otherwise agreed in writing. The Company’s commitment pursuant the Agreement is limited to production under Phase 1 of the Project, which has a nameplate capacity of up to 15,000 metric tons of Product per annum.

The Product supplied under the Agreement is expected to contain the following elements: neodymium-praseodymium (“NdPr”), dysprosium (“Dy”), terbium (“Tb”) and yttrium (“Y”) (each of NdPr, Dy, Tb and Y, a “Payable Element”). The amount payable by the Company for each Shipment (the “Product Price”) is calculated as the sum of the amount payable for each Payable Element (“Per Element Payment”). The Per Element Payment is calculated as the product of (i) the percentage applicable for each Payable Element as set forth in Schedule 2 of the Agreement (the “Payable Percentage”), (ii) the fixed contractual recovery yield applicable to each Payable Element as such formula is set forth in the Agreement (the “Recovery”), (iii) the contained kilograms of each Payable Element per metric ton of Product, on an oxide basis, as shown in the certificate showing the physical composition and chemical specifications of the Product comprising the Shipment based on the analysis conducted at the Critical Metals facility or at the port of loading, as issued by a third-party laboratory, and (iv) the applicable effective price of each Payable Element, on an oxide basis, being the higher of (a) a trailing six-month arithmetic average of specified ex-China industry indices, including Argus Media, Asian Metal and Fastmarkets (with secondary and tertiary fallback indices), and (b) a floor price subject to annual escalation of two percent (2%) (the “Effective Price”). Subject to agreed minimum specifications and product qualification requirements, the Payable Percentage for each of NdPr, Dy, Tb, and Y are expected to be 75%, 80%, 80% and 35%, respectively. The parties anticipate that the Recovery for each Payable Element will be fixed at >85%.

Pursuant to the Agreement, the Company is responsible for ocean transportation and import clearance. If the Company fails to take delivery of all quantities of Product that have been delivered by Critical Metals under the Agreement for any Shipment due to reasons the Company is responsible for (an “Offtaker Shortfall”), the Company must pay to Critical Metals an amount equal to (i) the average of all Product Prices in the applicable calendar month in which the Offtaker Shortfall occurs multiplied by the volume of the Offtaker Shortfall, plus (ii) documented out-of-pocket mitigation costs incurred by Critical Metals, minus (iii) any proceeds received by Critical Metals from mitigating sales to third parties.

The Agreement contains certain events of default by the Company, including, (i) any failure by the Company to pay pursuant to the terms of the Agreement, subject to cure period set forth therein, (ii) any failure by the Company to comply with certain trade controls and sanctions pursuant to the terms of the Agreement, (iii) failure by the Company to take delivery of 50% or more of the Monthly Committed Quantities over any period of 12 consecutive calendar months during the applicable supply period, subject to certain exceptions, and (iv) any other material breach by the Company of the covenants and obligations set forth in the Agreement, subject to certain cure periods. The Agreement additionally contains certain events of default by Critical Metals, including but not limited to, (i) any insolvency event, (ii) any failure by Critical Metals to comply with certain trade controls and sanctions pursuant to the terms of the Agreement, and (iii) any other material breach by Critical Metals of the covenants and obligations set forth in the Agreement, subject to certain cure periods. Additionally, if any payment due in connection with the Agreement remains unpaid after the applicable due date, interest on the unpaid amount shall accrue, from the date such payment became due until the date that payment is made in full, at the rate equal to the sum of the (i) one-month Term SOFR rate as administered and published by CME Group Benchmark Administration Limited (or any successor administrator) (provided that if such rate is less than zero, it shall be deemed to be zero), plus (ii) 3%.

The Agreement contains certain representations and warranties, covenants and indemnities customary for similar agreements of this nature. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 21, 2026, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Rare Earth Product Offtake Agreement, dated May 18, 2026, by and between the Company and Critical Metals Corp.
99.1	Press Release, dated May 21, 2026 (furnished pursuant to Item 7.01 of Form 8-K).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALLOYS INC.

Date: May 22, 2026	By:	/s/ Leonard Sternheim
	Name:	Leonard Sternheim
	Title:	President and Chief Executive Officer

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